UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

I-many, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following press release was issued by I-many, Inc. on June 8, 2009:

[I-many, Inc. Letterhead]

I-many, Inc. to Voluntarily Delist from NASDAQ

EDISON, NJ—(MARKET WIRE)—June 8, 2009 — I-many, Inc. (Pink Sheets: IMNY), a leading provider of contract management software and services for the enterprise, today announced that the Company has provided formal notice to the NASDAQ Stock Market of its intent to voluntarily delist.

As previously announced, on May 27, 2009, a NASDAQ Listing Qualifications Panel determined to delist the Company’s securities from The NASDAQ Capital Market because the Company did not regain compliance with NASDAQ’s minimum $2.5 million stockholders’ equity requirement within the required timeframe. Accordingly, the Company’s securities were suspended from trading on NASDAQ effective as of the open of trading on May 29, 2009. The delisting from NASDAQ will not be completed, however, until NASDAQ files a Form 25 with the Securities and Exchange Commission (“SEC”). The Company understands that NASDAQ expects to file the Form 25 in late July.

Notwithstanding NASDAQ’s expected filing date, the Company wishes to complete the delisting at an earlier date in order to reduce and more effectively manage its regulatory and administrative costs and obligations, particularly in light of the Company’s previously announced agreement to merge with LLR Partners. The transaction remains subject to customary closing conditions, including the approval of I-many’s stockholders at a meeting scheduled on June 25, 2009. It is expected to close shortly after the shareholder meeting, if approval is obtained.

Accordingly, the Company plans to file a Form 25 with the Securities and Exchange Commission on or about June 18, 2009, and the Company expects the delisting from NASDAQ will be complete ten days thereafter, or on or about Monday, June 29, 2009. Notwithstanding its intent to voluntarily delist, the Company will continue to adhere to the highest standards of corporate governance and public disclosure.

The Company’s securities are currently eligible for quotation on the electronic quotation service operated by Pink OTC Markets under the symbol “IMNY.PK”

About I-many

I-many is a leading provider of contract management software and services for the enterprise. With hundreds of customers across 21 industries worldwide, I-many is enabling businesses to manage the entire contract life cycle, from pre-contract processes and contract management to active compliance, contract optimization, demand channel visibility and control. The result is an end-to-end solution that provides greater levels of insight into contract performance, allowing companies to improve profitability and achieve a measurable return on investment. For more information, please visit www.imany.com.

Forward-looking Statements

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the risks surrounding the closing of the transaction, including failure of I-many’s stockholders to approve the merger; operational disruption from the merger; general economic and market conditions and other risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

In connection with the merger agreement with LLR Partners (the “Merger Agreement”) and related transactions, on June 2, 2009, I-many filed with the SEC a proxy statement (the “Proxy Statement”) and mailed the Proxy Statement to its stockholders on or about June 3, 2008. The Proxy Statement contains important information about I-many, LLR Partners, the Merger Agreement and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.

Investors and security holders can obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders can obtain free copies of the Proxy Statement from the Company by contacting I-many, Inc., Attn: Secretary, 399 Thornall Street, 12th Floor, Edison, NJ.

I-many and LLR Partners, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of I-many in respect of the transactions contemplated by the Merger Agreement. Information regarding I-many’s directors and executive officers will be included in the Proxy Statement. Additional information regarding these directors and executive officers is contained in I-many’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 dated April 29, 2009, which is filed with the SEC and available free of charge at the SEC’s web site at www.sec.gov. As of March 31, 2009, I-many’s directors and executive officers beneficially owned approximately 5,885,994 shares, or 10.9%, of I-many’s common stock. This excludes 7,383,264 shares owned by Ramius LLC, of which Mark R. Mitchell, a director of I-many, is an executive officer and for which Mr. Mitchell disclaims beneficial ownership. Information regarding LLR Partners’ directors and officers and a more complete description of the interests of I-many’s directors and officers is available in the Proxy Statement.

I-many Contacts

I-many, Inc.

Kevin Harris

CFO

732-452-1515

Email Contact: kharris@imany.com

or

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Geoffrey Plank

949-574-3860

Email Contact: geoffrey@liolios.com

Additional Information and Where to Find It

In connection with the merger agreement with LLR Partners (the “Merger Agreement”) and related transactions, on June 2, 2009, I-many filed with the SEC a proxy statement (the “Proxy Statement”) and mailed the Proxy Statement to its stockholders on or about June 3, 2008. The Proxy Statement contains important information about I-many, LLR Partners, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) from the Company by contacting I-many, Inc., Attn: Secretary, 399 Thornall Street, 12th Floor, Edison, NJ.

I-many and LLR Partners, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of I-many in respect of the transactions contemplated by the Agreement and Plan of Merger. Information regarding I-many’s directors and executive officers will be included in the Proxy Statement. Additional information regarding these directors and executive officers is contained in I-many’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 dated April 29, 2009, which is filed with the SEC and available free of charge at the SEC’s web site at www.sec.gov. As of March 31, 2009, I-many’s directors and executive officers beneficially owned approximately 5,885,994 shares, or 10.9%, of I-many’s common stock. This excludes 7,383,264 shares owned by Ramius LLC, of which Mark R. Mitchell, a director of I-many, is an executive officer and for which Mr. Mitchell disclaims beneficial ownership. Information regarding LLR Partners’ directors and officers and a more complete description of the interests of I-many’s directors and officers will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this communication regarding the proposed transaction between I-many and LLR Partners, and any other statements about I-many management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” “approximately” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including but not limited to the risks surrounding the closing of the transaction, including failure of I-many’s stockholders to approve the Merger; operational disruption from the Merger; general economic and market conditions; the risk that our cash and cash equivalents at the time of the closing of the Merger will be less than anticipated and such other factors described in I-many’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings that I-many makes with the SEC from time to time. In addition, the statements in this communication reflect I-many’s expectations and beliefs as of the date of this communication. I-many anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while I-many may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.